Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL SHALL BE DELIVERED TO THE COMPANY, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

IN ADDITION, A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF  AUGUST 7, 2009 (THE “PURCHASE AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

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SERIES B WARRANT TO PURCHASE

COMMON STOCK

OF

SINO GREEN LAND CORPORATION

Expires August 7, 2014

          Number of Shares: [________]

No.: W-B-09-___
Date of Issuance: August 7, 2009

FOR VALUE RECEIVED, the undersigned, Sino Green Land Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that [__________], or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth below, to subscribe for and purchase from the Company up to [________] ([________]) shares (subject to adjustment as hereinafter provided) (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a per share exercise price equal to the Exercise Price then in effect, at any time and from time to time during the Term.  “Exercise Price” initially means twenty-five cents ($0.25), as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant.  The term of this Warrant shall commence on August 7, 2009 (the “Issuance Date”) and shall expire at 5:00 p.m., New York City time, on August 7, 2014 (the “Expiration Date”) (such period being the “Term”).

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

1.

Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.

Investment Representation.  The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended, and any applicable state securities laws.  The Holder represents to the Company that it is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrants and the Warrant Shares.  In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the 1933 Act.

3.

Validity of Warrant and Issue of Shares.  Assuming the accuracy and completeness of the representations and warranties of the Holder set forth in the Purchase Agreement, the Company represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company.  The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.

Registration of Transfers and Exchange of Warrants.  Subject to Section 2 hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Company.  If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at such location as agreed upon by the Company and the Holder, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at such location as agreed upon by the Company and the Holder for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant (“New Warrant”) to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All New Warrants issued on transfers or exchanges shall be dated the Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities, the Company may require, as a condition of allowing such transfer (i) that the transferee represent in writing the matters set forth in Section 2 hereof and (ii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act or a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

5.

Exercise of Warrants.

a.

The Holder may exercise this Warrant, in whole or in part, at any time and from time to time during the Term for such number of Warrant Shares as is indicated in the attached Warrant Exercise Form by the surrender of this Warrant (with the Warrant Exercise Form attached hereto duly completed and duly signed) to the Company, at its address set forth in Section 12, and upon payment and delivery to the Company of an amount of consideration equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares which is then being exercised, payable (in lawful money of the United States of America) in cash, by certified or official bank check or by wire transfer to an account designated by the Company.  The Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued  and cause to be delivered to the Holder a certificate for the number of Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act.

b.

A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Warrant Exercise Form attached hereto (or attached to such New Warrant) duly completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

c.

If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d.

Subject to the limitations set forth in Section 6 herein, upon the request of the Company, the Holder shall promptly exercise this Warrant for the number of Warrant Shares as the Company shall designate, provided that (i) such Warrant Shares are then registered pursuant to the 1933 Act and (ii) the Per Share Market Value of the Common Stock was fifty cents ($0.50) or greater for each of the thirty (30) trading trays prior to the Company’s request.  “Per Share Market Value” means on any particular date (a) the last closing price per share of the Common Stock on such date on the OTC Bulletin Board or a registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the "Pink Sheet" quotes for the applicable trading days preceding such date of determination, or (d) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined in good faith by the Board; provided, however, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

6.

Maximum Exercise.  Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise any portion of this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock.

7.

Adjustment of Exercise Price and Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a.

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b.

Adjustment for Reorganization, Consolidation, Merger, Etc.  In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (except pursuant to a migratory merger for purposes of reincorporation in another state) (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.

Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

d.

Price Adjustment Based on Earnings Per Share.  (i) In the event that the Company’s Net Income for the year ended December 31, 2009 is less than $0.045 per share on a fully-diluted basis, then the Exercise Price shall be reduced by the percentage shortfall, up to a maximum of 40%. Thus, if Net Income per share for the year ended December 31, 2009 is $0.027 per share on a fully-diluted basis, the Exercise Price shall be reduced by 40%. Such reduction shall be made at the time the Company files its Form 10-K for the year ended December 31, 2009, and shall apply to all Warrant Shares which are outstanding on the date of such filing. For purposes of this Section, Net Income shall be based on net income plus any charges relating to the transaction contemplated by the Purchase Agreement.

(ii)

For purpose of determining Net Income per share on a fully-diluted basis, all shares of Common Stock issued by the Company (i) at a price per share of $0.15 or more, (ii) in connection with the issuance of Option Shares (as defined in the Purchase Agreement) upon the exercise of the Investor Option (as defined in the Purchase Agreement) or (iii) upon the exercise by the Holder of this Warrant or any other warrant issued to the Holder pursuant to the Purchase Agreement, shall not be deemed to be outstanding.  For purpose of determining Net Income per share on a fully-diluted basis, 13,612,120 shares of Common Stock issuable upon the exercise of warrants issued to certain investors pursuant to a purchase agreement effective as of August 3, 2009, as disclosed on the Company’s Current Report on Form 8-K dated August 4, 2009, as amended on the Company’s Current Report on Form 8-K dated August 7, 2009, shall be deemed to be outstanding. The per share amounts set forth in this Section 7(d) shall be adjusted to reflect any stock dividend, split, distribution, reverse split or combination of shares or other recapitalization.

e.

In the event the Company shall at any time following the date that is twelve (12) months after the Issuance Date, until the date that is twenty four (24) months after the Issuance Date issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (d) of this Section 7), at a price per share less than the Exercise Price then in effect or without consideration, then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price then in effect by a fraction:

(i)

the numerator of which shall be equal to the sum of (x) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Exercise Price then in effect, and

(ii)

the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock.

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Company after the Issuance Date, except: (i) securities issued in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement, (iii) securities issued pursuant to the exercise of Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the primary purpose of raising capital and (v) Common Stock issued or the issuance or grants of options to purchase Common Stock to service providers or pursuant to the Issuer’s existing stock option plans and employee stock purchase plans approved by the board of directors of the Company.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

8.

Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.

Sale or Merger of the Company.  Upon a Change in Control, the restriction contained in Section 6 shall immediately be released and the Holder will have the right to exercise this Warrant concurrently with such Change in Control event.  For purposes of this Warrant, the term “Change in Control” shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity (except pursuant to a migratory merger for purposes of reincorporation in another state) or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

10.

Notice of Intent to Sell or Merge the Company.  The Company will give Warrant Holder ten (10) business days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

11.

Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

12.

Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Sino Green Land Corporation

6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District

Guangzhou, China 511400
Attn: Anson Fong

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Facsimile No.: (212) 715-9100

Attn:  Bill Huo, Esq.

If to the Holder:

T Squared Investments LLC
c/o T Squared Capital LLC
1325 Sixth Avenue, Floor 28
New York, New York 10019
Attn: Thomas M. Sauve

13.

Miscellaneous.

a.

This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only by a writing signed by the Company and the Holder.

b.

Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

c.

This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d.

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e.

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

f.

The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

[SIGNATURES ON FOLLOWING PAGE]

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

SINO GREEN LAND CORPORATION
(a Nevada corporation)

By:  __________________________________________
         Name:
         Title:

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

WARRANT EXERCISE FORM

SINO GREEN LAND CORPORATION

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Sino Green Land Corporation covered by the within Warrant.

Dated: _________________	Signature __________________________________

Address __________________________________ __________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature __________________________________

Address __________________________________ __________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature __________________________________

Address __________________________________ __________________________________

SERIES B WARRANT OF SINO GREEN LAND CORPORATION

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

SERIES B WARRANT OF SINO GREEN LAND CORPORATION